Exhibit 99.1

MESSAGE FROM THE CEO SHAREHOLDER NEWS To our shareholders, The highlight of my position as CEO of Bank First is being able to work with the most talented team of bankers in Wisconsin. Their success is directly tied to their autonomy to make local decisions, combined with accountability for the results they deliver. We continually invest in our staff through training and educational programs, providing them with the tools and support they need to excel. In the past decade, we have made substantial investments in our operations staff, including the establishment of a new commercial loan operations department in Clintonville, tripling the staff in our compliance department, moving all of our computer systems into a private cloud hosted by UFS (our data processing subsidiary), and hiring an Enterprise Risk Officer and an in-house General Counsel. These and many more investments support our goals of providing exceptional customer service and excellent shareholder return. We also continue to invest in our facilities to make them welcoming and reflective of our mission, while increasing branch efficiency and the ratio of assets to employees. These investments have contributed greatly to the growth of Bank First. For example, we moved into our new branch in Sheboygan in March 2008. Since that time, we have seen remarkable growth in loans which now total more than $427.0 million as of March 31, 2019, representing nearly 30% of all Bank First loans. In August 2014, we moved our St. Nazianz staff into a recently acquired and renovated office five miles down the road in Valders. Since then, total deposits at that office have grown 60% and totaled more than $46.0 million as of March 31, 2019. Moreover, the more efficient branch design improved total deposits per employee from less than $6.7 million to more than $11.2 million at the most recent quarter end. In early 2015, we moved into our new Two Rivers office on Memorial Drive across from Lake Michigan. Prior to completing construction of this new office, Two Rivers was one of the Bank’s least efficient branches. Since we moved into this beautiful new facility, total deposits have grown 26% and now total nearly $71.0 million. Moreover, average deposits per employee has improved nearly 50% from $7.8 million to more than $11.7 million. The following year, we entered the Appleton market, opening a new branch in the heart of Appleton’s busiest retail area. The Appleton office has shown impressive growth in the last three years, boasting total deposits of $37.9 million and loans totaling more than $73.0 million. I am excited to say that in January we began construction of a new Oshkosh office located near Oshkosh Avenue just off Interstate 41. This month, we will also break ground on a new Iola office located east of the Iola Welcome Center. In addition, we will be remodeling our offices in Chetek, Clintonville, and Waupaca. In July, after our upcoming acquisition of Partnership Bank, we will move forward with plans to remodel both the exterior and interior of the Cedarburg office. As Bank First continues to grow and expand its footprint, it is essential that we continue to diligently invest in our staff, technology and facilities. This is consistent with our Promise. At Bank First, “we are a relationship-based community bank focused on providing innovative products and service that are value driven.” Sincerely, Michael B. Molepske, CEO and President (920) 652-3202 MAY 2019 MIKE MOLEPSKE Bank First appoints Judy L. Heun to the Board of Directors Bank First is pleased to announce the appointment of Judy L. Heun to its Board of Directors. Ms. Heun currently serves as Vice President and Controller for Kohler Company’s Kitchen and Bath North America sector, a position she has held since 2017. In this role, she is accountable for the financial results of a multi-billion dollar international company. She also advices and directs the company leadership of the financial implications of various investments. “We are delighted to welcome Judy to the Bank First Board of Directors,” stated Mike Molepske, Chief Executive Officer of Bank First. “She brings a demonstrated history of strong financial discipline to the Bank, as well as a wealth of experience in the areas of financial planning, forecasting, costing, and all other financial accounting processes. These experiences contribute additional strength to the Board, allowing us to continue enhancing shareholder value.” Dedicated to the community, Ms. Heun is involved in her local church and soccer program, recently serving on both the school and soccer boards. She served as the finance committee chair for the St. John the Baptist school board for six years, and served as board member, treasurer, and team manager of the Plymouth Soccer Club. JUDY L. HEUN *** Save the Date! *** ANNUAL MEETING: MONDAY, JUNE 10, 2019 at 4:00 PM Silver Lake College - Franciscan Center for Music Education and Performance 2406 South Alverno Road, Manitowoc, WI 54220 www.BankFirstWI.bank Ticker: BFC

Bank First National Corporation Financial Results for three months ended March 31, 2019

FIRST QUARTER



KEVIN LEMAHIEU
Chief Financial Officer
(920) 652-3362

Total assets for the Company increased by 6.0% to $1.81 billion at March 31, 2019, compared to $1.70 billion at March 31, 2018. Loans grew by $26.8 million, representing a 1.9% increase in loans year-over-year. Core deposits increased by nearly $105.0 million during this same period, or 7.1%. Deposit growth outpaced loan growth year-over-year as the Company continued its efforts to divest of certain out-of-state loans which were a part of the acquisition of Waupaca Bancorporation, Inc. ("Waupaca").

Earnings per share for the quarter ended March 31, 2019, was $1.00. This represents a decrease of 4.8% compared to earnings per share of $1.05 during the first quarter of 2018. Income from the accounting treatment of loans purchased in the Waupaca acquisition contributed $0.12 and $0.22 to earnings per share for the quarters ended March 31, 2019 and 2018, respectively. Without this impact, core earnings per share increased $0.05, or 6.0%, year-over-year. Net income was $6.6 million for the quarter ended March 31, 2019, compared to $7.1 million during the quarter ended March 31, 2018. Absent the aforementioned income from purchased loans, core net income was $5.8 and $5.6 million for the quarters ended March 31, 2019 and 2018, respectively.

Non-interest income totaled $3.3 million for the quarter ended March 31, 2019, down from $3.4 million during the first quarter of 2018. The primary driver for this reduction in non-interest income was a reduction in revenue provided by the Company's investment in Ansay & Associates, LLC (Ansay), which was $0.9 million and $1.2 million for the quarters ended March 31, 2019 and 2018, respectively. Ansay was required to adopt new accounting standards for revenue recognition which will require its revenue, a majority of which has historically been recognized in the first two quarters of each year, to be more evenly recognized over all four quarters for 2019 and all years going forward. The new standards should not have an impact on total profitability of Ansay for the full year, but will change the timing of revenues received by the Company from this investment.

Non-interest expense totaled $9.3 million for the quarter ended March 31, 2019, down from$9.7 million for the first quarter of 2018. Occupancy expense declined year-over-year by $0.5 million, the result of significant investments in facilities and equipment which were required in the first quarter of 2018 while the Company integrated the new offices acquired in the Waupaca acquisition, a cost which was not repeated in the first quarter of 2019. The Company continued its trend of efficient operations as its efficiency ratio, a measure of efficiency where a lower number indicates more efficient operations, was only slightly elevated from 50.0% for the first quarter of 2018 to 50.2% for the current quarter.

Total shareholders' equity increased by 10.7% to $179.2 million at March 31, 2019, compared to $161.8 million at March 31, 2018. This growth in shareholders' equity was accomplished while increasing the dividend for our shareholders from $0.16 per share for the quarter ended March 31, 2018, to $0.20 per share for the quarter ended March 31, 2019. The board and management assesses our common stock dividend every quarter as we consider current capital levels, alternative needs for funds and strategic initiatives of the Company.


CHETEK
CLINTONVILLE
IOLA
SEYMOUR
GREEN BAY
WAUPACA
APPLETON
WEYAUWEGA
MISHICOT
TWO RIVERS
VALDERS
OSHKOSH
KIEL
MANITOWOC
TOMAH
SHEBOYGAN
PLYMOUTH
CEDARBURG
WATERTOWN
MEQUON

Bank First receives regulatory approvals for upcoming merger with Partnership Bank

Bank First National Corporation recently received approval from the Office of the Comptroller of the Currency (OCC), the Federal Reserve (Fed), and the Wisconsin Department of Financial Institutions (WDFI) to merge Partnership Community Bancshares, Inc. ("Partnership"), parent company of Partnership Bank, into Bank First.

"We are pleased to move forward with the merger with Bank First," stated David Braaten, Chief Executive Officer of Partnership Bank. "This is a tremendous opportunity to partner with one of the top performing banks in the State of Wisconsin and become an important part of its 125-year history. This merger will provide the additional scale and resources we need to better serve our customers and build new relationships."

Partnership will seek approval of the merger from its shareholders at a special meeting to be held June 11, 2019. Subject to that approval, the merger of the two organizations is scheduled for Friday, July 12, 2019. The systems conversion would occur over that weekend, and the Cedarburg, Mequon, Tomah, and Watertown branches would open as Bank First branches on Monday, July 15, 2019.

FINANCIAL PERFORMANCE Consolidated Statements of Financial Condition 3/31/2019 3/31/2018 ASSETS Cash, Cash Equivalents and Fed Funds Sold $ 109,178 $ 37,752 Investment Securities 163,530 163,320 Other Investments 4,427 4,687 Loans, Net 1,419,285 1,393,132 Premises and Equipment 26,915 24,343 Other Assets 82,073 80,389 Total Assets $ 1,805,408 $ 1,703,623 LIABILITIES Deposits $ 1,573,677 $ 1,468,713 Securities Sold Under Repurchase Agreements 25,484 25,879 Borrowed Funds 11,500 35,500 Other Liabilities 15,570 11,736 Total Liabilities $ 1,626,231 $ 1,541,828 Total Shareholder Equity 179,177 161,795 Total Liabilities and Shareholder Equity $ 1,805,408 $ 1,703,623 (In Thousands) Consolidated Statements of Income 3/31/2019 3/31/2018 Total Interest Income $ 19,723 $ 19,309 Total Interest Expense 4,523 3,027 Net Interest Income 15,200 16,282 Provision for Loan Losses 625 485 Net Interest Income After Provision for Loan Losses 14,575 15,797 Total Other Income 3,306 3,443 Total Operating Expenses 9,302 9,677 Income Before Provision for Income Taxes 8,579 9,263 Provision for Income Taxes 1,992 2,200 Net Income $ 6,587 $ 7,063 Earnings Per Share: Basic and Diluted $ 1.00 $ 1.05 (In Thousands, Except Per Share Data) Key Financial Metrics 3/31/2019 3/31/2018 YTD Return on Average Assets 1.49% 1.57% YTD Return on Average Equity 15.05% 17.37% Average Assets per Average FTE $ 7,184 $ 7,366 Net Interest Margin (YTD) 3.82% 4.04% Full Time Equivalent - period end 247 244 Dividend Payout Ratio 20% 15% Dividends Per Share (YTD) $ 0.20 $ 0.16 Shares Outstanding - period end 6,577,045 6,692,407

Bank First announces recent promotions JESSICA DARMAWAN has been promoted to Senior Vice President - Treasury Management. Jessica joined Bank First in 2004 as a teller and since then, has quickly evolved into a key member of the Bank’s Treasury Management team. In her new role, Jessica will be responsible for managing the Bank’s e-banking division and developing new Treasury Management client opportunities while enhancing the Bank’s relationship with existing customers by identifying, analyzing, and supporting products and services integral to their operational needs. Ms. Darmawan earned her Bachelor of Arts degree in Communications and Education from the University of Wisconsin - Stevens Point. She received the AAP (Accredited ACH Professional) designation in October 2017. Dedicated to her community, Jessica volunteers her time with Preble youth sports. She resides in Green Bay with her husband and their two daughters. In her spare time, Jessica enjoys running, traveling, and spending time with her family. Bank First also recently announced the promotion of RACHEL WILKE to Treasury Management Officer. Rachel joined Bank First in 2011 as a teller and then served as a member of the Deposit Operations team. Most recently, Rachel has served as a Treasury Management Representative for Bank First. In her new role, Rachel will be responsible for Treasury Management sales and onboarding new customer relationships as well as reviewing and adding value to existing business customer relationships. Rachel earned her Associate’s Degree in Accounting from Northeast Wisconsin Technical College. In her spare time, she enjoys walking her dog, working out, fishing, and spending time with family and friends. She resides in Two Rivers with her fiancé, Brad, and their dog Leia. DARMAWAN WILKE BANK FIRST’S NEW OSHKOSH OFFICE WELL UNDER WAY! Members of the Bank First team recently gathered for a groundbreaking ceremony at the site of their future Oshkosh office, located at 1159 N. Koeller Street (at the corner of Interstate 41 and US Hwy. 21). The new 6,800 square foot office will match the contemporary design and efficient use of space similar to other recently-constructed Bank First locations. It is expected to open at the end of this year.Subscribe to Newsletter BFC Stock Repurchase Program Newsletter moving to electronic delivery In an effort to be more environmentally-friendly, our newsletter will be emailed to shareholders in the future. Simply visit our Investor Relations page on our website and click on the “Subscribe to Newsletter” button and it will be emailed to you. In addition, a PDF version of our newsletter will be published on our Investor Relations site under Press Releases / Newsletters. Hard copies are available upon request by calling Bridget at (920) 652-3222. Bank First has a stock repurchase program under which the Corporation may repurchase shares of outstanding BFC stock. Please contact Mike Molepske at (920) 652-3202 or Bridget Bonde at (920) 652-3222 for further information. Quarterly Common Stock Cash Dividend The Corporation’s Board of Directors approved a quarterly cash dividend of $0.20 per common share, payable on July 8, 2019, to shareholders of record as of June 24, 2019. Find us on FacebookAPPLETON 4201 W. Wisconsin Avenue 920-733-1927 ASHWAUBENON 2865 South Ridge Road 920-499-0500 BELLEVUE 2747 Manitowoc Road 920-469-0500 CHETEK 621 2nd Street 715-924-4851 CLINTONVILLE 135 S. Main Street 715-823-3131 IOLA 148 North Main Street 715-445-3211 KIEL 110 Fremont Street 920-894-2215 MANITOWOC 402 N. 8th Street 920-652-3100 MANITOWOC 2915 Custer Street 920-652-3110 MISHICOT 110 Baugniet Street 920-755-4200 OSHKOSH 101 City Center 920-237-5126 PLYMOUTH 2700 Eastern Avenue 920-893-1611 SEYMOUR 689 Woodland Plaza 920-833-2515 SHEBOYGAN 2600 Kohler Memorial Dr. 920-694-1900 TWO RIVERS 1703 Lake Street 920-793-2274 VALDERS 167 Lincoln Street 920-775-4740 WAUPACA 111 Jefferson Street 715-258-5511 WEYAUWEGA 101 Main Street 920-867-4611